Exhibit 10.26

AMENDMENT NO. 3 TO

STANDARD CONSULTING AGREEMENT

This Amendment No. 3 (“Amendment”) to the Standard Consulting Agreement (“Agreement”) previously entered into between the Parties hereto is entered into to by and between AeroVironment, Inc. (“AV”), and General Charles R. Holland, USAF, Retired (“Consultant”). Except where otherwise defined herein, the capitalized terms used in this Amendment shall have the respective meanings assigned to such terms in the Agreement.  This Amendment is made with reference to the following Recitals:

RECITALS

A.         AV and Consultant are Parties to that certain Standard Consulting Agreement, dated as of November 1, 2009 (“Agreement”), which provides for Consultant to render certain specified services to AV during the term of the Agreement; and

B.         The Parties hereto desire to amend the Agreement on the terms set forth in this Amendment.

NOW, THEREFORE, the Parties hereto hereby agree to amend the Agreement as follows:

AGREEMENT

1.             Section 2. Term., is modified to extend the Term of the Agreement to January 1, 2016.

IN WITNESS WHEREOF, the Parties have executed this Amendment with an effective date of January 1, 2013.

AEROVIRONMENT, INC.

By:	/s/ Timothy E. Conver
Name:	Timothy E. Conver
Its:	Chairman, President & Chief Executive Officer

CONSULTANT: GENERAL CHARLES R. HOLLAND, USAF, RETIRED

By:	/s/ Charles R. Holland
Name:	Charles R. Holland
Its:	Consultant